EXHIBITS 32.1 and 32.2

                              CERTIFICATE PURSUANT TO
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                              18 U.S.C. SECTION 1350,
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                              AS ADOPTED PURSUANT TO
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                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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    In connection with the Annual Report of Crdentia Corp. (the "Company")
on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

    2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


    Dated: March 30, 2004                By:  /s/ James D. Durham
                                            -------------------------------
                                             James D. Durham
                                             Chief Executive Officer and
                                             Chairman of the Board


    Dated: March 30, 2004                By:  /s/ William S. Leftwich
                                            -------------------------------
                                             William S. Leftwich
                                             Chief Financial Officer and
                                             Secretary